EXHIBIT 10.29


                    SETTLEMENT AGREEMENT AND GENERAL RELEASE


                  This SETTLEMENT AGREEMENT AND GENERAL RELEASE of claims ("Agreement") is entered into by and between Viador, Inc. (the "COMPANY"), on the one hand, and Jonathan Harding (hereafter "INDIVIDUAL"), on the other hand.

                                    RECITALS

                  WHEREAS, INDIVIDUAL was employed by the COMPANY under an Employment Agreement dated October 5, 2000 (the "Employment Agreement");
                                                 --------------------

                  WHEREAS, INDIVIDUAL has resigned his employment and as officer and member of the Board of Directors of the COMPANY effective May 15, 2001( the "Separation Date"); and
 ---------------

                  WHEREAS, the COMPANY accepts his resignation on the terms set out in this Agreement.

                  In consideration of the mutual promises contained herein, and for other good and sufficient consideration, receipt of which is hereby acknowledged, the parties agree as follows:

(i) Absent revocation under Paragraph (iii)(H) of the Agreement, the COMPANY agrees as follows:

     (A) That it has paid INDIVIDUAL his current salary and provided him with all benefits through but not after May 15, 2001 (the "Separation Date"), less deductions required by law. On the Separation Date, the COMPANY paid INDIVIDUAL all unpaid salary and for the value of all unused vacation earned through the Separation Date. This amount was paid whether or not he signs this Agreement.

     (B) That it will pay INDIVIDUAL as severance his Base Salary for the period of May 16, 2001 through, but not after, August 15, 2001 (the "Severance Period"), less taxes and deductions required by law and payable according to the COMPANY's normal pay schedule.

     (C) That it will reimburse INDIVIDUAL for unremibursed business expenses submitted before June 1, 2001 according to COMPANY polices and practices.

     (D) That it will provide continued health insurance benefits through the end of the month in which INDIVIDUAL's termination of employment is effective, as well as reimbursement from the COMPANY for INDIVIDUAL to continue his health insurance benefits pursuant to COBRA for the earlier of three calendar months thereafter, or the date INDIVIDUAL is eligible for health insurance benefits in connection with commencing employment or otherwise (regardless of whether he elects for such coverage or the terms or scope of such coverage).

(ii)     INDIVIDUAL agrees as follows:

     (A) That his employment with the COMPANY terminates effective May 15, 2001. That, as of the date hereof, INDIVIDUAL was paid for any unused vacation, all unpaid salary, commissions and severance, and all other wages earned by him through the Separation Date, other than as specified in paragraphs (i) B and C. He further understands that all of his employment benefits from the COMPANY ceased upon the Resignation Date.

     (B) During the Severance Period, INDIVIDUAL will provide all consulting and transition services to the COMPANY as request by the COMPANY solely in exchange for the COMPANY, subject to approval of the Board of Directors, granting him a nonqualified incentive stock option to buy 100,000 option shares of the COMPANY (the "Option") at the fair market value which equals the closing selling price as reported by the National Association of Securities Dealers on the date of the grant, pursuant to the COMPANY'S "1999 Stock Option/Stock Issuance Plan" (the "Plan"). The "Vesting Commencement Date" will be May 15, 2001 and one-third of those shares will vest monthly thereafter. INDIVIDUAL may exercise Option shares at the per share exercise price through, but not after, August 15, 2001, provided that he does so in accordance with all of the terms of the Plan and the Stock Purchase Agreement. His interest in all unvested shares and not timely purchased vested shares will lapse and forever terminate. Any timely purchased vested option shares will be held based on all of the terms of the Plan and the Option. All capitalized terms not specially defined in the paragraph have the meaning given in the "Notice of Grant of Stock Option" and/or the Plan. Nothing in this paragraph confers any rights greater or different than those given under the Option and the Plan.

     (C) That he hereby fully and forever releases, discharges, and covenants not to sue or otherwise institute or cause to be instituted or in any way actively participate in (except at the request of COMPANY) any legal or administrative proceedings against the COMPANY, and its predecessors, successors, subsidiaries, and current and past officers, employees, representatives and shareholders (hereafter collectively referred to as "RELEASEES"), with respect to any matter, including, without limitation, any act or omission arising out of INDIVIDUAL's relationship with RELEASEES -- whether that relationship is employment or otherwise -- or the termination of that relationship, and all terms and benefits of that relationship through the date of execution of this Agreement, including any and all liabilities, claims, demands, contracts, debts, obligations, and causes of action of every nature, kind, and description, in law, equity, or otherwise, whether or not now known or ascertained, which heretofore do or may exist.


     (D) INDIVIDUAL understands and agrees that, in consideration of the foregoing, he is waiving any rights he may have had or now has to pursue any and all remedies available to him under any employment-related cause of action against RELEASEES, including without limitation, claims arising under the Employment Agreement and claims of wrongful discharge, emotional distress, defamation, breach of contract, breach of the covenant of good faith and fair dealing, the Employee Retirement Income Security Act, and any other laws and regulations relating to employment. INDIVIDUAL further acknowledges and expressly agrees that he is waiving any and all rights he may have had or now has to pursue any claim of discrimination including, but not limited to, any claim of discrimination based on age, race, national origin, sex, or on any other basis, under Title VII of the Civil Rights Act of 1964, as amended, as well as his rights under the Equal Pay Act of 1963, the Age Discrimination in Employment Act of 1967, the Civil Rights Act of 1866, and any other laws and regulations relating to employment.

     (E) INDIVIDUAL understands that this Release of Claims extinguishes all claims, whether known to him or not. California Civil Code section 1542 provides that unless he specifically agrees to release claims he does not know about, they will not be released by the release provisions in Sections (ii)(C), (D) or
(E) of this Agreement. Section 1542 states: "A general release does not extend to claims which the creditor does not know or expect to exist in his favor at the time of executing the release, which if known by him must have materially affected this settlement with the debtor." INDIVIDUAL agrees to waive his rights under section 1542; affirms his intention to release claims that are both known and unknown to him, and he hereby releases RELEASEES from all such known and unknown claims.

     (F) At all times after the date of execution of this Agreement, INDIVIDUAL will not, directly or indirectly, disparage or negatively portray the COMPANY or one or more of its current or past officers, directors or employees.

     (G) At all time before and after the effective date of this Agreement, Employee has complied, and will comply, with all of the terms of his Proprietary Information and Inventions Agreements signed by him, which is attached hereto and made a part of this Agreement. The Employment Agreement and all rights and obligations thereunder is terminated and forever cancelled.

     (H) That on or before May 15, 2001, INDIVIDUAL has returned to the COMPANY all papers, files and other documents and property of the COMPANY, excepting only (i) his personal copies of records relating to his compensation; and (ii) his copy of this Agreement.

     (I) INDIVIDUAL understands that his compliance with Sections (ii)(F) through (H) is a material reason for the COMPANY entering into this Agreement. INDIVIDUAL further agrees that any comments or actions by him not conforming with Section (ii)(F), (G) and/or (H) of the Agreement shall cause the COMPANY and/or other aggrieved party immediate and irreparable harm and entitle it or him to injunctive relief without a posting or undertaking, as well as to any other remedies for damages or otherwise.

     (J) At the time of termination, he will be vested in 141,495 option shares of the COMPANY and holds those options subject to all the terms of the Plan and option grant. INDIVIDUAL may exercise those vested option shares at the per share exercise price through, but not after, August 15, 2001, provided that he does so in accordance with all of the terms of the Plan and the Stock Purchase Agreement. His interest in all unvested shares and not timely purchased vested shares will lapse and forever terminate. Any timely purchased vested option shares will be held based on all of the terms of the Plan and the Option. Nothing in this paragraph confers any rights greater or different than those given under the option and the Plan. INDIVIDUAL shall have no equity interest in the COMPANY, other than as expressly stated in paragraphs (ii)(B) and (J).

     (K) That the COMPANY may reduce any payment(s) due to me under this Agreement to account for any unsatisfied obligations which I may have to the COMPANY as determined at the discretion of the COMPANY.

(iii) The COMPANY and INDIVIDUAL, for himself, his heirs, executors, administrators, assigns, and successors, jointly agree as follows:

     (A) That nothing contained in this Agreement shall constitute or be treated as an admission by the COMPANY of liability, of any wrongdoing, or of any violation of law;

     (B) That if any provision of this Agreement is found to be unenforceable, it shall not affect the enforceability of the remaining provisions and the court shall enforce all remaining provisions to the extent permitted by law;

     (C) That except as expressly provided herein, this Agreement shall supersede and render null and void any and all prior agreements between the parties;

     (D) This Agreement shall be deemed to have been entered into in the State of California and shall be construed and interpreted in accordance with the laws of that state;

     (E) That each party to this Agreement hereby agrees to accept and assume the risk that any fact with respect to any matter covered by this Agreement may hereafter be found to be other than or different from the facts he or it believes at the time of this Agreement to be true, and agrees that this Agreement shall be and will remain effective notwithstanding any such difference in fact;

     (F) This Agreement shall bind and benefit INDIVIDUAL's heirs, executors, administrators, and each of them; and COMPANY and its successors and assigns;

     (G) This Agreement represents the entire agreement between the parties with respect to the subject matter thereof and supersedes all previous oral or written agreements or understandings with respect to such subject matter. The Employment Agreement will not survive the signing of this Agreement.

     (H) INDIVIDUAL may have, and has had, at least twenty-one (21) days after receipt of this Agreement within which he may review and consider, discuss with an attorney of his own choosing, and decide to execute or not execute this Agreement;

     (1) INDIVIDUAL has seven (7) days after the execution of this Agreement within which he may revoke it;

     (2) In order to revoke this Agreement, INDIVIDUAL must deliver to the COMPANY's Chief Financial Officer on or before seven (7) days after the execution of this Agreement, a letter stating that he is revoking it, and

     (3) That this Agreement shall not become effective or enforceable until after the expiration of seven (7) days following the date INDIVIDUAL executes this Agreement; and

     (4) INDIVIDUAL hereby acknowledges that he has read and understands the foregoing Agreement and that he affixes his signature hereto voluntarily and without coercion. INDIVIDUAL further acknowledges that he has had at least twenty-one (21) days within which to consider this Agreement, that he has been provided an opportunity to consult with an attorney of his own choosing concerning the waivers contained in and the terms of this Agreement, and that the waivers he has made herein are knowing, conscious, and with full appreciation that he is forever foreclosed from pursuing any of the rights so waived

(I) In the event INDIVIDUAL effectively revokes the Agreement, he understands that his employment will be terminated under paragraph 6(b)(v) and (vi) of the Employment Agreement.

                  Executed this              day of May, 2001.
                                ------------



                                   INDIVIDUAL


AGREED TO AND ACKNOWLEDGED:

VIADOR, INC.



By:
         --------------------------------------------

Its:
         --------------------------------------------

Dated:
         ---------------------------